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Corporate Governance Shareholder Outreach & Engagement Environmental Social Corporate Governance May 2021

Cautionary Statement Forward-looking Statements Corporate Governance Shareholder Outreach & Engagement This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the effectiveness of our ongoing discussions with the U.S. Attorney’s Office of the S.D. Ohio to resolve its investigation with respect to us; the results of the internal investigation and evaluation of our controls framework and remediation of our material weakness in internal control over financial reporting; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6 and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities due to matters associated with the government investigations regarding Ohio House Bill 6 and related matters; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, maintaining financial flexibility, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, strengthening our balance sheet and growing earnings; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of COVID-19 and the impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, volatile capital and credit markets, legislative and regulatory actions, including the vaccine’s efficacy and the effectiveness of its distribution; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions affecting us and/or our major industrial and commercial customers or others with which we do business; the risks associated with cyber-attacks and other disruptions to our information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts and other trust funds, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger. Customers Environment Diverse Team Forward-Thinking Communities Our Mission Corporate Governance Shareholder Outreach & Engagement

We are a forward-thinking electric utility powered by a diverse team of employees committed to making customers’ lives brighter, the environment better and our communities stronger Total Assets 44B Total Customers in Six States Transmission Miles Square Miles of Service Territory 2021F Rate Base Employees 6M+ 12K 24K Up to Corporate Governance Shareholder Outreach & Engagement $25B 65K

FE's Value Proposition

NYSE Ticker: FE

A premier customer-focused, pure-play all electric regulated utility

Driving sustainable, regulated earnings growth and a competitive dividend

Committed to the strengthening balance sheet and enhancing flexibility

10 distribution utilities, 6M+ customers, 6 states

3 regulated transmission utilities

~6% Rate Base CAGR 2020-2023

55-65% Targeted Dividend Payout Ratio

~4% Current Dividend Yield

12-13% Targeted Future FFO-to-Debt Ratio

Scale and diversity with significant infrastructure growth opportunities from electrification, grid modernization, and renewable integration

Track record of operational execution

Commitment to strong relationships in constructive jurisdictions

Ambitious new carbon neutrality goal and climate strategy

Focused on customer satisfaction, reliability, and affordability

As the Company resolves current challenges, we are poised to deliver significant long-term value to investors

FirstEnergy Corporate Governance Shareholder Outreach & Engagement 5

Putting FirstEnergy on the Right Path Forward Corporate Governance Shareholder Outreach & Engagement

Selecting the Right Team to Best Position FirstEnergy Appointed John W. Somerhalder as vice chairman of the Board, as of March 1, 2021 Well-respected, 40-year energy industry executive with extensive experience navigating complex challenges and driving strong corporate governance Also serves as executive director and a member of the executive team in a transitional capacity; Christopher D. Pappas, who was named to the temporary role of independent executive director in October 2020, will continue to serve as an independent director Appointed Leslie M. Turner, a current independent director, as chairperson of a new Compliance Oversight Sub-committee comprised of independent directors Expanded the role of Donald T. Misheff, non-executive chairman of the Board Continues to engage with external stakeholders and support development of enhanced governance and compliance policies Appointed Steven E. Strah as chief executive officer Highly respected energy executive with 36 years of industry experience and deep understanding of the FirstEnergy business; has also held the role of President since May 2020 Hired Hyun Park as senior vice president and chief legal officer Brings extensive utility industry experience, including serving for more than a decade as general counsel of PG&E Corporation Hired Antonio Fernandez as vice president and chief ethics & compliance officer who will lead a dedicated corporate compliance function at FirstEnergy and be instrumental in further driving a culture of compliance Corporate Governance Shareholder Outreach & Engagement The Board has appointed strong leaders at the executive management and Board levels to advance our shared commitment to transparency and integrity in every aspect of our business, and the implementation of significantly enhanced compliance controls and procedures.

1Q21 Accomplishments Added a new Ethics and Compliance component to our KPIs and a new cascading priority for every employee Appointed strong leaders at the executive management and Board levels to create a culture where compliance is ingrained Limiting participation in the political process Paused FE PAC disbursements and employee contributions while the next steps for the FE PAC are evaluated Stopping all contributions to known 501(c)(4)s Suspended and/or terminated various political consulting relationships Board met with top 140 leaders to discuss expectations regarding compliance and ethics Performed training on up-the-ladder reporting for the Legal Department Enhanced new employee and third-party on-boarding process to include expectations of our Code of Business Conduct Building a World Class Compliance Function and Culture 1Q21 Update Corporate Governance Shareholder Outreach & Engagement Continuing to build the new, more centralized compliance organization under the leadership of the new Chief Ethics and Compliance Officer, Antonio Fernández Addressing our processes, policies and controls Creating multiple channels for incident reporting and developing thorough and objective processes to investigate and address incidents of misconduct Seeking continuous improvement by monitoring, benchmarking and independent assessment of our program Enhancing our program to support disclosure updates to our website on our corporate political activity, relationships with certain trade associations, and support or opposition to candidates or issues

Continuing to fully cooperate with the government investigations Taking proactive steps to remove regulatory uncertainty in Ohio and resolve a range of proceedings affecting the company’s Ohio utilities Pursuing an open and comprehensive dialogue with the Staff of the Public Utilities Commission of Ohio and all interested stakeholders and seeking to resolve a number of PUCO-led proceedings currently underway Proactively announced in February 2021 that the company’s Ohio utilities would not seek to recover lost distribution revenue under their existing current Electric Security Plan through May 31, 2024 Builds on the company’s recent partial settlement with the Ohio Attorney General to end the collection of decoupling revenues permitted under Ohio House Bill 6 Corporate Governance Shareholder Outreach & Engagement Taking Steps to Reduce Regulatory Uncertainty

Board and Corporate Governance Practices Corporate Governance Shareholder Outreach & Engagement

Highly Skilled & Diverse Board We seek to maintain a well-rounded and diverse Board representing a wide breadth of experience and perspectives that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. Below are highlights regarding our 14 director nominees. 64 14 28 % Of director nominees joined the Board since the beginning of 2016 (9 of 14) Female director nominees (2 of 14) Diverse director nominees (by gender, race and ethnicity) (4 of 14) % % Board Tenure Years Director nominee average tenure 4.8 Years ≤5 9 6-10 4 >10 1 Corporate Governance Shareholder Outreach & Engagement

Board Skills Matrix Corporate Governance Shareholder Outreach & Engagement This overview depicts certain attributes, experiences, qualifications and skills of our director nominees. Additional biographical information and qualifications for each director is provided in our proxy statement. The above takes into account a level of knowledge that could include direct experience, subject matter expertise, directly managing one or more members of management engaged in such activities or exposure as a board or board committee member.

Corporate Responsibility/ESG Corporate Governance Shareholder Outreach & Engagement

Corporate Responsibility/ESG Our ESG story is focused on living our mission by staying true to our core values and behaviors while pursuing objectives and initiatives that positively impact our employees, customers, communities and the environment. Target Carbon neutral $11.5B 28 % Environmental by 2050 Social Attracted in economic development in 2020 Governance Board Diversity based on gender, race, and ethnicity Awards and Recognition Named to Forbes' Best Employers for Diversity 2020 List Earned 2021 Bloomberg Gender-Equality Index Designation for the 3rd consecutive year Received Industry Recognition from Edison Electric Institute for Outstanding Service to Major Customers Received Industry Recognition for Outage Restoration Efforts for the 15th consecutive year Named to DiversityInc 2021 Top Utilities List and Top Companies for ESG and Philanthropy Named a 2019 Treeline USA Utility for the 21st consecutive year by National Arbor Day Foundation Corporate Governance Shareholder Outreach & Engagement

Corporate Responsibility / ESG Timeline 2015 2025 2019 2020 2030 2050 2018 Corporate Governance Shareholder Outreach & Engagement Formed Corporate Responsibility Team Set CO2 emissions goal of 90% reduction by 2045 Published Climate Report Published Climate Story Published Corporate Responsibility website Completed Materiality Assessment Achieve specific ESG related goals set forth in the Strategic Plan Established Diversity & Inclusion KPI Plan to be carbon neutral by 2050 and for a 30% GHG reduction by 2030 (from 2019 baseline) For additional details visit www.FECorporateResponsibility.com Plan to electrify 100% of vehicle fleet by 2050 and 30% by 2030

ESG: Climate Story Corporate Governance Shareholder Outreach & Engagement Protecting and enhancing our transmission system to enable a clean-energy and carbon-neutral future Building a technologically advanced distribution platform that improves grid reliability and resiliency, while also enabling our company and customers to support a carbon-neutral economy Being innovative and forward thinking with our coal generation fleet as we explore near-term opportunities to reduce emissions, incorporate renewable resources and implement emerging technologies We believe that climate change is among the most important issues of our time, and we’re committed to doing our part to ensure a bright and sustainable future for the communities we serve We have a responsibility to our stakeholders to proactively mitigate our climate change risks and capitalize on emerging opportunities in a carbon-neutral economy Climate Position Climate Strategy GHG Reduction Goal Plan to achieve carbon neutrality by 2050 Target an interim 30% reduction in companywide GHG emissions by 2030, based on 2019 levels

FirstEnergy's Carbon Reduction Goals – Past & Future

Enhanced GHG Goals (set 2020)
- New goals represent a significant expansion of prior CO_2 goal
- 2019 baseline reflects FE's transformation to a fully regulated utility
- In alignment with Paris Agreement

30% REDUCTION from a 2019 baseline **by 2030**

and

CARBON NEUTRAL by 2050

Initial CO_2 Goal (set 2015)

90% reduction by 2045, based on 2005 baseline

At YE 2019, achieved 80% reduction
- Retired 5,950 MW of fossil fuel capacity
- Sold 1,931 MW of fossil fuel capacity
- Deconsolidated competitive portfolio
- Lower generation output due to market conditions

2005 → 2019

2019 → 2050

For further information on FirstEnergy's prior CO_2 reduction goal and current GHG reduction goal, please visit the Corporate Responsibility Website
Additional information on FirstEnergy's current GHG reduction goal can also be found on slides 55 and 57

For further information on FirstEnergy's prior CO_2 reduction goal and current GHG reduction goal, please visit the Corporate Responsibility Website

Additional information on FirstEnergy's current GHG reduction goal can also be found on slides 55 and 57

2020A Coal Generation as % of Total FE:

Rate Base:	~5%
Net Income:	~5%
Revenues:	~9%

FirstEnergy

Corporate Governance Shareholder Outreach & Engagement

17

ESG: Greenhouse Gas Reduction Goal Scope 1 emissions Corporate Governance Shareholder Outreach & Engagement In alignment with the Paris Agreement Explore operational flexibilities with WV coal fleet Continue to replace aging SF6 transmission breakers Targeting 100% of new purchases for light-duty and aerial truck fleet to be electric or hybrid vehicles Plan to electrify 30% of vehicle fleet by 2030 Thoughtfully explore a transition away from our West Virginia coal fleet by 2050 Continue to replace aging SF6 transmission breakers with new equipment Committing to 100% fleet electrification In 2020, FE achieved a 19% reduction in Scope 1 GHG emissions versus 2019 baseline

AEP 80% reduction by 2030, net zero by 2050 Ameren Net zero by 2050 Dominion Net zero by 2050 DTE 50% reduction by 2030, 80% by 2040, net zero by 2050 Duke 50% reduction by 2030, net zero by 2050 Entergy 50% reduction by 2030, net zero by 2050 PPL 70% reduction by 2040, 80% reduction by 2050 Southern 50% reduction by 2030, net zero by 2050 Peer Climate Related Goals Corporate Governance Shareholder Outreach & Engagement FirstEnergy’s GHG reduction goal is in alignment with our peers

ESG: Environmental Highlights Targeting 100% of new purchases for light-duty and aerial truck fleet to be electric or hybrid vehicles 100% of aerial trucks replacements ordered are hybrid with anticipated delivery to begin at the end of 2Q21 Continue to implement Integrated Vegetation Management practices on transmission corridors to promote biological and ecological diversity Expect to create 225 acres of biodiverse pollinator habitats across service area by 2025 Created about 54 acres of biodiverse pollinator habitats – representing significant progress towards our goal of 225 acres across our service territory by 2025 Helping customers reduce energy consumption and costs, positively impacting the environment Corporate Governance Shareholder Outreach & Engagement Plan to own at least 50 MW of solar generation in West Virginia by 2025 Committed to improving the environment as we build a more climate-resilient electric system and support the transition to a carbon-neutral economy 1.0+ MWh in customer energy efficiency savings 2020 Achievements include: 30,000 $9.4M Recycled appliances Provided in low-income savings ~

ESG: Social Highlights Employee-Focused Continue to focus on safety as an unwavering core value, proactively identifying and mitigating life-changing events and exposure Experienced zero systemwide “Life-Changing Events” in 2020 and year-to-date in 2021 Widening mindset beyond physical safety to include overall health and well-being, with extensive resources available to help approach mental and physical health Throughout the coronavirus pandemic, the safety, well-being, physical and mental health of our employees and their families remained our top priority. With regards to compensation and benefits, our philosophy throughout the pandemic has been no financial harm to our employees. Support Diversity and Inclusion initiatives and business objectives 17 Employee Business Resource Group Chapters 60% diverse professional hires in 2020 Corporate Governance Shareholder Outreach & Engagement Demonstrated a six-point improvement in annual Diversity & Inclusion Employee Survey's inclusion index in 2020 Community-Focused Building stronger communities for employees, customers and their families ~20,000 employee volunteer hours in 2020 through Employee Volunteer Program Named top 20 Utility for Economic Development by Site Selection Magazine Attracted 25,000 new jobs (direct, indirect and induced) and $11.5B in economic impact in 2020 Continue to focus on spend with diverse suppliers Committing to achieving 20% of supply chain spend with diverse suppliers by 2025 Achieved 16% supplier diversity spend in 2020 with 100+ suppliers providing over $3M of Tier II spend Committed to positively impacting our employees, customers, communities and the environment 2020 Highlights FE Foundation $2M To support local organizations in response to COVID-19 $7M To support local organizations in the fight against racial injustice

ESG: Governance Highlights Our Board of Directors and executive leadership is committed to strong company performance built upon a foundation of ethics and integrity The Compliance Oversight Subcommittee of the Audit Committee assesses the current compliance program, makes recommendations for improvements Corporate Governance Shareholder Outreach & Engagement Environmental Safety Ethics & Compliance Diversity & Inclusion Environmental Excursions Notice of Violations Life-Changing Events Days Away, Restricted, or Transferred Rate Negative modifier at the individual level for non-bargaining employees Diverse succession planning Diverse professional hires Annual D&I employee survey Strive to maintain a well-rounded and diverse Board of Directors; all Directors are independent, other than Vice-Chairperson/Executive Director and CEO Continued focus on Corporate Responsibility Annual Key Performance Indicators (KPIs) have strong ties to: Shifting from a decentralized to a more centralized Corporate compliance model Designating Corporate compliance ambassadors throughout the Company Limiting participation in the political process including additional oversight and significantly more robust disclosures 28% Diverse (gender, race, ethnicity) 14% Female 4.8 years Average Tenure BOD Corporate Governance and Corporate Responsibility Committee Cross-Functional Executive-Level Steering Committee Dedicated Corporate Responsibility team Based on 14 director nominees standing for election to the Board Four new additions in the last 12 months Committed to increasing transparency with stakeholders and driving accountability throughout the Company

Diversity & Inclusion (D&I) Overview

FirstEnergy Diversity & Inclusion

Diversity and Inclusion is a core value. It's the foundation for everything we do so we can better serve our customers, improve operational performance and safety, spark innovation and provide a rewarding and inclusive work experience for all employees.

Build a Diverse Workforce for the Future

- Announced our aspiration to increase the racial and ethnic diversity of our workforce and leadership by 30% by 2025
- Hiring process improvements and unconscious bias training being implemented
- FE Ambassador network to build/strengthen relationships to expand diversity of our talent pipeline (HBCUs, community, academic and professional organizations)
- Focus on diverse leadership succession plan development to improve diversity of our internal talent pipeline

Advance our Culture of Inclusion & Belonging

- Actions to address racial inequality and social injustice, including dialogue forums to discuss differences, allyship, hate crimes, etc.
- Annual Diversity & Inclusion Employee Survey
- Multi-year D&I Training Strategy development focused on inclusive leadership and unconscious bias
- Mentoring program expansion
- Employee Business Resource Group expansion
- Network of D&I implementation teams
- Continued focus on diverse pay equity
- Work-life balance improvements

Recognition

- DiversityInc Top Utilities List and Top Companies for ESG and Philanthropy
- Bloomberg Gender Equality Index
- GI Jobs Military Friendly Employer Silver designation
- National Organization on Disability, Leading Disability Employer Award
- Forbes Best Employer for Diversity Award

D&I Accountability & Transparency

- D&I Short-Term Incentive Program goal evolving to include more leaders and establish performance gates to drive workforce aspirations
- Focus on increasing transparency through our D&I monthly leadership metrics and addition of a semi-annual report
- D&I Priority cascaded to all employees to create shared ownership
- Continued education for leaders to have inclusive conversations

FirstEnergy
Corporate Governance Shareholder Outreach & Engagement
23

Executive Compensation Corporate Governance Shareholder Outreach & Engagement

Key Executive Compensation Highlights In 2018, we made substantial changes to our compensation program as a result of shareholder feedback and maintained the same general structure and design. These changes helped to drive strong Say-on-Pay votes. Corporate Governance Shareholder Outreach & Engagement Maintained the FE LTIP since it was re-designed in 2018, which includes a relative TSR modifier and a TSR cap. Linked our compensation programs to key drivers of shareholder value. Continued to focus on 100% performance-based long-term incentives while maintaining three-year performance goals. In 2019, modified the Executive Compensation Recoupment Policy (Clawback Policy) to cover detrimental activity, including reputational harm. For 2021, we made a few modifications to our incentive compensation programs For the FE STIP, we added an ethics and compliance negative individual modifier for non-bargaining employees as well as a new financial KPI centered around FirstEnergy’s cash flow. For the FE LTIP, the relative TSR modifier will adjust final LTIP payouts by up to 25%, plus or minus, based on the performance of our stock compared to our utility peers between the 25th and 85th percentiles (previously was 75th percentile). Consistent with market practices, the threshold payout is 25% of target with the maximum payout remaining at 200%.

Performance Metrics Align With Company Strategy and Long-Term Shareholder Value 2020 Performance Metrics How Our Metrics Support Long-Term Growth Initiatives Short-Term Incentive Program Long-Term Incentive Program Operating Earnings Operations and Maintenance (O&M) Operations Index Safety Days Away/Restricted Time (DART) Life-Changing Events (LCE) Diversity and Inclusion Operating Earnings per Share Capital Effectiveness Relative TSR modifier Drives shareholder value and indicates growth of the company Monitors spending and focuses on cash flow and liquidity Mix of metrics focused on customer service and reliability As safety is a core value of the Company, continued focus on reducing the frequency and severity of all workplace injuries Supports efforts to build a more diverse and inclusive business environment Reflects our commitment to shareholders to achieve operating earnings’ growth over the next 3 years Measures the financial effectiveness of our return on our capital investment in operational assets over 3-year period Adjusts calculated incentive payout up to 25% in either direction based on relative performance against utility peer companies (S&P 500 Utility Index) Corporate Governance Shareholder Outreach & Engagement

Corporate Governance Shareholder Outreach & Engagement

Appendix Corporate Governance Shareholder Outreach & Engagement

Compliance Focus Areas Appointed new senior leaders with unwavering commitment to integrity: CEO, Chief Legal Officer, Chief Ethics and Compliance Officer (CECO), and Vice Chair of the Board and Executive Director Established the Compliance Oversight Subcommittee of the Audit Committee to oversee, with the Board, the assessment of improvements in FE’s compliance program Established an Executive Director role of the Board to oversee the management team’s execution of FE’s strategic initiatives, engage with external stakeholders, and support development of enhanced controls & governance policies and procedures Incorporated compliance into performance goals and metrics Paused disbursements from the Political Action Committee (PAC) Included efforts to integrate the Ethics and Compliance Program and Culture into the FE Forward project, which seeks to transform the Company as a whole Implemented the interim guidelines to clarify policies and procedures around lobbying activities on behalf of the Company and political contributions or contributions to special entities Leveraging recent compliance and ethics issue to embed a culture of integrity analogous to the Company’s long-term, successful efforts to embed a robust safety culture into its operating norms Centralizing ethics and compliance organization under CECO’s leadership Developing a more mature ecosystem of internal policies to govern significant risk areas and establish clear roles and responsibilities to ensure accountability Enhancing policies to govern risks associated with, for example, insider trading, gifts and entertainment, political and charitable donations, vendor contracting, financial controls, and signature authority Consolidating the Code of Business Conduct, policies, and other compliance resources into a central repository that is accessible and easy to navigate Establishing formal protocols for escalating issues to the Board on high-risk issues, such as political contributions, ethics or conduct violations by senior management, or issues with potential for significant adverse financial impact Creating a process whereby significant disciplinary action resulting from misconduct or non-compliance is reviewed by a group representing, at least, HR, Ethics and Compliance and Legal to ensure consistent and fair treatment Risk Management (Testing and Continuous Improvement) Compliance Subcommittee of the Board conducted a holistic assessment of FE’s compliance program Compliance Subcommittee of the Board is reviewing key compliance risk areas and related controls for improvement, including political engagement and third-party suppliers Engaged in remediation and restitution to ratepayers: Proactively settled with Ohio AG to forego $105M from ratepayers in 2021 pursuant to the decoupling provisions in HB 6 Agreed to refrain from collecting lost distribution revenue estimated to be ~$85M in 2020 alone Agreed to refund ratepayers ~$27M in decoupling revenue, plus interest, it collected since February of 2020 Working with the state regulators to return funds to ratepayers that were improperly included in customer rates Removing the Risk Management function from the internal audit reporting structure, creating a separate Risk Management Department, and revising several policies Developing a Compliance Risk Management program to provide reasonable assurance of adequate oversight/management of compliance risks by establishing, at least, a compliance risk register, risk owners and compliance risk mitigation strategies, as appropriate Conducting regular audits and capitalizing on data analytics on payment processing to confirm appropriate payment approval processes and compliance with supply chain contracting requirements Capitalizing on IT configuration changes to ensure compliance with policies, including payment processing and supply change contracting requirements Identifying clear accountability for overseeing the implementation of recommendations identified through risk assessments Engaging independent third-party to conduct assessments of risks, ethics and compliance program and culture on a periodic basis Governance (Management Commitment; Autonomy and Resources; Accountability) Corporate Governance Shareholder Outreach & Engagement

Compliance Focus Areas Held event where Board Chair and Subcommittee Chair addressed FE’s top 140 leaders specifically on expectations to act with integrity in everything we do Conducted up-the-ladder training of the Legal Department Addition of the Code of Business Conduct training to the new employee onboarding process and third-party onboarding process Planned town hall meeting with all employees and senior leadership team (including new CEO, CLO and CECO) to reinforce integrity is integral to Company’s values and success Implementing a more robust, mature and contemporary approach to training employees on ethics and compliance to ensure consistent understanding and implementation of expectations Conducting training on payment processing policies, requirements, and limitations of signature authority Establishing formal, planned cadence of compliance communications anchored around relevant risks to ensure employee awareness of the ethics and compliance program, expectations, consequences of non-compliance and resources for help Engaging in regular communications with employees by leadership to reinforce that integrity, like safety, is core to everything we do Ensuring Company values and expectations are more deliberately highlighted and discussed in communications with all employees Additional publication of whom to contact in the event of compliance or ethics concerns Requiring certain vendors, consultants, suppliers, and other third-parties to participate in compliance training that is tailored to their compliance risks Publicizing anonymized disciplinary actions, as well as ethics and compliance-related rewards Encouraging good faith reporting of misconduct, emphasizing the value of good-faith reporting and avoiding creating the impression that employees should ever refrain from reporting Implementing procedures and training for managers related to best practices for responding to allegations of misconduct that they receive, including how to formally document and escalate “such allegations” to appropriate channels including to the CECO Formally establishing clear and detailed standards and procedures for investigating all reports, including those made through the helpline and from other sources including directly to a supervisor Refining the process for collecting, tracking, analyzing, and using information from reporting mechanisms to identify patterns of misconduct. Providing metrics on reporting and corrective actions to the Executive Council and Board Drastically reduced lobbying activities and stopped corporate political contributions Suspended and/or terminated various political/consultant relationships Ceasing all political contributions to known 501(c)(4) organizations and implementing processes and controls governing political participation activities Enhancing processes and controls around vendors that interact with prominent political figures on the Company’s behalf or are affiliated with a prominent political figure Creating a vendor code of conduct that will be incorporated by reference into the Company’s commercial standard terms and conditions Establishing formal and centralized policies, procedures, and controls to ensure third-party due diligence is conducted Augmenting conflicts of interest policies and procedures as they relate to third-party vendors to explain clearly to employees what constitutes a conflict and what their reporting obligations are Monitoring vendor relationships to confirm they are performing services contracted Training employees to scrutinize invoices for indicia of fraud Periodically requiring consultants and lobbyists to certify, in writing, that they have complied with all applicable laws and regulations, as well as FirstEnergy policies, with respect to their work for the Company Full cooperation with ongoing external investigations Enhancing concern management program to create program that ensures timely, independent and thorough internal investigations of alleged misconduct while fostering a speak-up culture Requiring that all complaints or incident reports concerning compliance matters and involving current officers (vice presidents and above) be reported to the Audit Committee Training and Communications Concern Management (Confidential Reporting and Investigations) Concern Management (Confidential Reporting and Investigations) Continued Third-Party Management Corporate Governance Shareholder Outreach & Engagement